SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
July 2, 2009
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655 (Commission File Number)	23-1714256 (IRS Employer Identification Number)

County Line Industrial Park Southampton, Pennsylvania (Address of principal executive offices)	18966 (Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
Item 2.02. Results of Operations and Financial Condition.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 3.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sale of Equity Securities.
     On April 24, 2009, Environmental Tectonics Corporation (“ETC” or the “Company”) entered into a transaction (the “Lenfest Financing Transaction”) with H.F. Lenfest (“Lenfest”) that provided for the following upon the satisfaction of certain conditions, including the receipt of the approval of the Company’s shareholders to certain components of the transaction (the “Shareholder Approvals”): (i) a $7,500,000 credit facility provided by Lenfest to ETC; (ii) exchange of the Subordinated Note (as defined below) held by Lenfest, together with all accrued interest and warrants issuable under the Subordinated Note, and all Series B Preferred Stock (as defined below) and Series C Preferred Stock (as defined below) held by Lenfest, together with all accrued dividends thereon, for a new class of preferred stock, Series E Preferred Stock, of the Company; and (iii) the guarantee by Lenfest of all of ETC’s obligations to PNC Bank, National Association (“PNC Bank”) in connection with an increase of the existing $15,000,000 revolving line of credit with PNC Bank (the “2007 PNC Credit Facility”) to $20,000,000, and in connection with this guarantee, the pledge by Lenfest to PNC Bank of $10,000,000 in marketable securities.
     On July 2, 2009, the Company held its 2009 Annual Meeting of Shareholders, at which the Company obtained the Shareholder Approvals. As a result of obtaining the Shareholder Approvals, the Series E Exchange and increase of the 2007 PNC Credit Facility have been completed as more fully described below.
     The description of the Lenfest Financing Transaction set forth in this Form 8-K is not complete and is qualified in its entirety by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 27, 2009, and is incorporated herein by reference.
Lenfest Credit Facility
     As part of the Lenfest Financing Transaction, the Company established a credit facility in the maximum amount of $7,500,000 with Lenfest (the “Lenfest Credit Facility”). The Lenfest Credit Facility is to be used to finance certain government projects that ETC is seeking to be awarded (the “Projects”). The terms of the Lenfest Credit Facility are set forth in a Secured Credit Facility and Warrant Purchase Agreement between the Company and Lenfest, dated as of April 24, 2009 (the “Lenfest Credit Agreement”). In connection with the Lenfest Credit Agreement, the Company has executed, and will in the future execute, promissory notes in favor of Lenfest, in the aggregate principal amount of up to $7,500,000 (the “Lenfest Credit Facility Note”). As a result of obtaining the Shareholder Approvals, each Lenfest Credit Facility Note issued under the Lenfest Credit Facility will accrue interest at the rate of 10% per annum (rather than the original interest rate of 15% per annum), payable in cash or, at the option of Lenfest, in shares of Series D Preferred Stock of the Company.
     In connection with the execution of the Lenfest Credit Agreement on April 24, 2009, the Company was initially entitled to drawdown $1,000,000 under the Lenfest Credit Agreement prior to obtaining the Shareholder Approvals and satisfying certain other conditions (the “Initial

$1 Million Loan”). In connection with obtaining the Shareholder Approvals, the Company entered into a letter agreement with Lenfest providing that the Company may drawdown the Initial $1 Million Loan as part of the Lenfest Credit Facility without satisfying certain conditions (the “Lenfest Letter Agreement”). The foregoing description of Lenfest Letter Agreement is qualified in its entirety by reference to such agreement. The Lenfest Letter Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Exchange of Existing Instruments for Series E Preferred Stock
     As part of the Lenfest Financing Transaction, the senior subordinated convertible promissory note (the “Subordinated Note”) in the original principal amount of $10,000,000 issued by ETC to Lenfest on February 18, 2003, together with all accrued interest and warrants issuable pursuant to the terms of the Subordinated Note, and all Series B Cumulative Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) and Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”) held by Lenfest, together with all accrued dividends thereon, would be exchanged (the “Series E Exchange”) for shares of a newly-created class of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”).
     On July 2, 2009, in connection with obtaining the Shareholder Approvals, the Company filed with the Department of State of the Commonwealth of Pennsylvania a Statement with Respect to Shares of Series E Convertible Preferred Stock creating a new class of preferred stock consisting of 25,000 shares and designated Series E Convertible Preferred Stock. Immediately thereafter, the Series E Exchange occurred and the Company issued 23,741 shares of Series E Preferred Stock to Lenfest. Such shares have a conversion price per share equal to $2.00 and would convert into 11,870,500 shares of ETC Common Stock.
Increased PNC Bank Credit Facility and Issuance of New Guarantee
     On April 24, 2009, PNC Bank agreed to increase the amount of financing available under the 2007 PNC Credit Facility from $15,000,000 to $20,000,000 subject to the condition that Lenfest continues to personally guaranty all of ETC’s obligations to PNC Bank (the “Lenfest Guaranty”) and that Lenfest pledges $10,000,000 in marketable securities as collateral security for his guaranty (the “Lenfest Pledge”). In connection with obtaining the Shareholder Approvals, the 2007 PNC Credit Facility was increased from $15,000,000 to $20,000,000 on July 2, 2009.
     On July 2, 2009, ETC and PNC Bank entered into the Amended and Restated Credit Agreement (the “Amended and Restated PNC Credit Agreement”) and the Second Amended and Restated Reimbursement Agreement for Letters of Credit (the “Amended and Restated Reimbursement Agreement”). The promissory note executed by ETC in favor of PNC in connection with the 2007 PNC Credit Facility was cancelled and replaced with the Amended and Restated Promissory Note in the principal amount of $20,000,000 (the “Amended and Restated PNC Note”). Lenfest executed and delivered to PNC Bank the following agreements: (i) an Amended and Restated Guaranty Agreement, which replaced the Restated Guaranty executed by Lenfest in connection with the 2007 PNC Credit Facility (the “Amended and Restated Guaranty”), (ii) a Pledge Agreement, pursuant to which Lenfest made the Lenfest Pledge, and

(iii) a Notification and Control Agreement. These agreements, together with the Amended and Restated PNC Credit Agreement, the Amended and Restated Reimbursement Agreement and the Amended and Restated PNC Note are collectively referred to herein as the “2009 PNC Financing Documents”.
     In connection with the execution of the 2009 PNC Financing Documents, ETC paid to Lenfest an origination fee of 100 shares of Series D Preferred Stock, which is equal to 1% of the market value of the Lenfest Pledge ($100,000). Such shares have a conversion price per share equal to $1.11, which price equals the average closing price of ETC common stock during the 120 days prior to the issuance of such shares, and would convert into 90,090 shares of ETC common stock. In consideration of Lenfest entering into the Amended and Restated Guaranty, ETC issued to Lenfest warrants to purchase 450,450 shares of ETC common stock, which shares equal 10% of the amount of the $5,000,000 increase under the 2007 PNC Bank Credit Facility. The warrants are exercisable for seven years following issuance at an exercise price per share equal to $1.11, which price equals the average closing price of ETC common stock during the 120 days prior to the issuance of the warrant.
Item 2.02. Results of Operations and Financial Condition.
     On July 2, 2009, ETC issued a press release announcing its financial results for the first fiscal quarter of 2010, which ended on May 29, 2009. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 9, 2009, as a condition to the closing of the Lenfest Financing Transaction, the Company entered into an amendment to the Employment Agreement (the “Employment Agreement”), dated as of November 1, 2005, by and between the Company and Duane D. Deaner (the “Employment Agreement Amendment”). Pursuant to the Employment Agreement Amendment, the Company and Mr. Deaner agreed to remove a provision permitting Mr. Deaner to terminate the Employment Agreement upon the occurrence of a change of control. The foregoing description of the Employment Agreement Amendment is qualified in its entirety by reference to such agreement. The Employment Agreement Amendment is filed as Exhibit 10.2 hereto and incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 2, 2009, in connection with the closing of the Lenfest Financing Transaction, the Company filed with the Department of State of the Commonwealth of Pennsylvania an Amendment to the Articles of Incorporation increasing the number of authorized shares of common stock from 20,000,000 to 50,000,000. As stated above, on July 2, 2009, the Company also filed with the Department of State of the Commonwealth of Pennsylvania a Statement with Respect to Shares of Series E Convertible Preferred Stock creating a new class of preferred stock consisting of 25,000 shares and designated Series E Convertible Preferred Stock.

Item 8.01. Other Events.
     On July 2, 2009, the Company held its 2009 Annual Meeting of Shareholders. The following actions were taken:
     1. The shareholders elected William F. Mitchell, George K. Anderson, M.D., H. F. Lenfest, Stephen F. Ryan and George A. Sawyer to the Board of Directors of the Company pursuant to the vote set forth below.

Director	Votes For	Votes Withheld
William F. Mitchell	9,246,484	293,793
George K. Anderson, M.D.	9,234,582	305,695
H. F. Lenfest	9,251,061	289,216
Stephen F. Ryan	9,245,604	294,673
George A. Sawyer	9,244,604	295,673
     2. The shareholders voted to approve the Company’s 2009 Employee, Director and Consultant Stock Plan by a vote of 7,862,000 shares for, 284,483 shares against and 12,035 shares abstaining.
     3. The shareholders voted to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 20,000,000 to 50,000 by a vote of 7,411,720 shares for, 558,067 shares against and 8,730 shares abstaining.
     4. The shareholders voted to approve the Series E Exchange by a vote of 7,891,831 shares for, 263,376 shares against and 3,311 shares abstaining.
     5. The shareholders voted to approve the restoration of the voting rights of certain securities currently held by or issuable to H. F. Lenfest as part of the Lenfest Financing Transaction by a vote of 7,897,895 shares for, 248,537 shares against and 12,086 shares abstaining. This proposal was approved by both (i) a majority of the votes that all shareholders are entitled to cast and (ii) a majority of the votes that all shareholders, other than William F. Mitchell, H. F. Lenfest and Duane D. Deaner, are entitled to cast, in accordance with the Pennsylvania Business Corporation Law.
     A copy of the Company’s press release announcing the voting results of the Annual Shareholders Meeting and the closing of the Lenfest Financing Transaction is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibits are filed herewith:

3.1	Statement with Respect to Shares of Series E Convertible Preferred Stock filed on July 2, 2009.

3.2	Amendment to Articles of Incorporation of the Company filed on July 2, 2009.

10.1	Letter Agreement relating to $1 Million Loan, dated July 2, 2009, by and between the Company and Lenfest.

10.2	First Amendment to Executive Employment Agreement, dated June 9, 2009, by and between the Company and Duane D. Deaner.

99.1	Press Release dated July 2, 2009.

99.2	Press Release dated July 6, 2009.
          In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 2.02 in this Form 8-K is being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: July 6, 2009	By:	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX

3.1	Statement with Respect to Shares of Series E Convertible Preferred Stock filed on July 2, 2009.

3.2	Amendment to Articles of Incorporation of the Company filed on July 2, 2009.

10.1	Letter Agreement relating to $1 Million Loan, dated July 2, 2009, by and between the Company and Lenfest.

10.2	First Amendment to Executive Employment Agreement, dated June 9, 2009, by and between the Company and Duane D. Deaner.

99.1	Press Release dated July 2, 2009.

99.2	Press Release dated July 6, 2009.